UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

June 4, 2015

HomeAway, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35215	20-0970381
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1011 W. Fifth Street, Suite 300

Austin, Texas 78703

(Address of principal executive offices, including zip code)

(512) 684-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Maters to a Vote of Security Holders.

HomeAway, Inc. held its 2015 annual meeting of stockholders on June 4, 2015. The matters voted upon at the meeting and the results of those votes were as follows:

Proposal One: Election of Class I Directors

Board Nominee	For	Against	Withhold/Abstain	Broker Non-Votes
Simon Breakwell	78,401,504	—	1,209,097	7,275,023
Simon Lehmann	78,434,372	—	1,176,229	7,275,023
Carl G. Shepherd	77,657,797	—	1,952,804	7,275,023

Each of these directors was elected.

Proposal Two: Ratification of PricewaterhouseCoopers LLP as the 2015 Independent Public Accounting Firm

For	Against	Abstain	Broker Non-Vote
86,588,335	294,638	2,651	—

The proposal passed.

Proposal Three: Advisory Vote to Approve Named Executive Officer Compensation

For	Against	Abstain	Broker Non-Vote
75,238,936	3,957,325	414,340	7,275,023

The proposal passed.

Proposal Four: Approval of the 2011 Equity Incentive Plan (as amended)

For	Against	Abstain	Broker Non-Vote
24,042,451	53,580,996	1,987,154	7,275,023

The proposal did not pass.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOMEAWAY, INC.

Date: June 9, 2015	By:	/s/ Melissa Frugé
Melissa Frugé
Senior Vice President and General Counsel